Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code
Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report of the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, Barry S. Sternlicht, Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc., certify that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ BARRY S. STERNLICHT

Barry S. Sternlicht
Chief Executive Officer
Starwood Hotels & Resorts, Worldwide, Inc.

June 27, 2003